Exhibit 1.01

Fortive Corporation

Conflict Minerals Report

For the reporting period from January 1, 2022 to December 31, 2022

This Conflict Minerals Report (the “Report”) of Fortive Corporation (the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2022 to December 31, 2022.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Description of the Company’s Products Covered by this Report

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2022. These products, which are referred to in this Report collectively as the “Covered Products,” consist of professional and engineered products, software, and services in our Intelligent Operating Solutions, Precision Technologies, and Advanced Healthcare Solutions segments.

Reasonable Country of Origin Inquiry

The Company has conducted a reasonable country of origin inquiry, or RCOI, regarding the Conflict Minerals. This inquiry was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources. The Company’s supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of Conflict Minerals; the Company does not purchase Conflict Minerals directly from mines, smelters or refiners. The Company must therefore rely on its suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products. Moreover, the Company believes that the smelters and other refiners (“smelters”) of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and therefore has structured its RCOI and due diligence processes to ultimately identify the applicable smelters of Conflict Minerals in the Company’s supply chain. Due to the overlap between the supplier/smelter RCOI and supplier/smelter due diligence processes, the supplier/smelter RCOI processes are summarized in the due diligence section of this Report.

Based on the RCOI, the Company has reason to believe that certain of its necessary Conflict Minerals may have originated in the Covered Countries and are not from recycled or scrap sources.

Due Diligence

The Company designed its due diligence process to conform with the Organization for Economic Cooperation and Development’s (“OECD’s”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements as applicable for downstream companies (the “OECD Guidance”). In accordance with the OECD Guidance five-step framework, we undertook the following due diligence measures.

The five steps of the OECD Guidance are: (1) establish strong company management systems, (2) identify and assess risk in the supply chain, (3) design and implement a strategy to respond to identified risks, (4) carry out independent third-party audit of supply chain due diligence at identified points in the supply chain, and (5) report annually on supply chain due diligence.

The Company established strong management systems according to Step 1 of the OECD Guidance. The Company’s systems included the following:

•

Policy. The Company adopted a policy related to the Conflict Minerals (the “Company Policy”), incorporating the standards set forth in the OECD Guidance. The policy states the Company’s commitment to sourcing components and materials from companies that share its values regarding respect for human rights, integrity and environmental responsibility and complying with the OECD Guidance and Section 1502 of the Dodd-Frank Act. The Company Policy also provides that the Company will exercise due diligence with its suppliers consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. In addition, the Company Policy provides that the Company will communicate to its suppliers its expectation that the suppliers commit to sourcing only from conflict-free smelters. Under the Company Policy, each Company supplier is required to provide completed Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (the “Template”) declarations. The Company Policy is available at www.fortive.com under the heading “Our Impact” and sub-heading “Reports & Policies.”

•

Internal Management Structure. The Company has implemented an internal management structure to execute the RCOI and due diligence process. The structure consists of a member of Company senior management with overall responsibility for the RCOI and the due diligence process; a member of the Company’s corporate procurement department with dedicated responsibility for the design and execution of the RCOI and due diligence process; and an appointed employee at each of the Company’s operating companies with responsibility for discharging the operating company’s responsibilities in connection with the RCOI and due diligence process.

•

Design of Supplier Engagement Process. The Company implemented a process to collect required supplier and smelter RCOI and due diligence data. Details on the supply chain data gathering process are provided below.

•	Strengthen Company Engagement With Suppliers. The Company directly engaged suppliers as further discussed below.

•	Grievance Mechanism. The Company has established a dedicated channel that provides a mechanism to report violations of our policies or other concerns by contacting conflictminerals@fortive.com.

The Company designed its supplier due diligence process to identify the smelters and assess risk in the Company’s supply chain in accordance with Step 2 of the OECD Guidance. The Company’s supplier due diligence process included the following:

•

The Company identified the suppliers that presented the greatest risk in the Company’s supply chain and emailed to each such supplier a copy of the Company Policy and a link to the Template and requested that such supplier return to the Company a completed Template with respect to all components and materials that such supplier provides to the Company.

•	As necessary, the Company educated suppliers regarding the reasons for requesting the Conflict Minerals data and answered supplier questions relating thereto.

•	The Company followed up with the suppliers that did not respond to the Company’s initial outreach, and also followed up with suppliers who submitted data that appeared to be incomplete or incorrect.

•	The Company amalgamated supplier provided smelters into a single unique list of smelters.

Some of the Company’s suppliers were unable to identify the smelters or countries of origin in their supply chain, some suppliers responded by providing information related to all of the items the supplier produces without identifying smelters specific to the items purchased by the Company, and some suppliers included names of smelters that we believe may have been misidentified as smelters or that are not operational. The Company followed up with the suppliers that did not respond to the Company’s initial outreach, and also followed up with suppliers that submitted data in the Template that appeared to be incomplete or incorrect.

With respect to each smelter identified by the Company’s supply chain that declared directly or through their relevant industry association that they did not source from the Covered Countries, and were not recognized as conflict free by the RMI’s Responsible Minerals Assurance Process (“RMAP”), the Company, with the assistance of Claigan Environmental Inc., an outside consultant, reviewed publicly available information to determine if there was any contrary evidence to the smelter’s declaration. In connection with Step 4 of the OECD, with respect to each smelter identified by the Company’s supply chain that is sourcing from or as to which there is reason to believe may be sourcing from the Covered Countries, the Company did not audit such smelters. Instead, the Company relied on the RMAP, and if the smelter has not been audited and recognized as conflict free by the RMAP, the Company conducted risk mitigation on the smelter according to Step 3 of the OECD Guidance.

The Company’s internal team supporting the Company’s compliance with the Company Policy and the applicable regulations consolidated such data provided by the Company’s suppliers, as well as the findings from the Company’s outside consultant, for periodic reporting to the Company’s senior management consistent with Step 3 of the OECD Guidance. In addition, consistent with Step 3 of the OECD Guidance, throughout the due diligence process, the Company identified the applicable risks associated with our supply chain relating to Conflict Minerals for mitigation as discussed below under “Risk Mitigation and Due Diligence Improvement.”

Annual Report on Supply Chain Due Diligence

In accordance with Step 5 of the OECD Guidance, this Conflict Minerals Report has been filed with the U.S. Securities and Exchange Commission. The Conflict Minerals Report is also available at www.fortive.com (under the heading “Our Impact” and “Reports & Policies.”)

Results of Due Diligence

The responses provided by the Company’s suppliers resulted in the identification of 346 unique smelters that may have been the source of Conflict Minerals contained in products we contracted to manufacture in 2022. These smelters are identified in Annex I to this report. In addition, Annex II identifies the known and/or possible countries of origin of Conflict Minerals used by the unique smelters identified through the responses provided by the Company’s suppliers.

The Company determined that 47 of the identified smelters source, or there is reason to believe may source, Conflict Minerals from the Covered Countries. The Company compared these smelters to the list of smelters that have been audited and recognized as conflict free by the RMAP and, for those smelters that have not been recognized as conflict free by the RMAP, worked with our outside consultant to conduct risk mitigation in accordance with Step 3 of the OECD Guidance, including performing additional due diligence to determine if there was any reason to believe such smelter directly or indirectly finances or benefits armed groups in the Covered Countries.

Notwithstanding these steps, due to the lack of product-level detail provided by the suppliers, the Company was unable to confirm that the necessary Conflict Minerals in its products were processed by any particular smelter or smelters or originated in any particular country.

Risk Mitigation and Due Diligence Improvement

The Company expects to take the following steps to improve its due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in the Company’s products finance or benefit armed groups in the Covered Countries:

•

continue to seek to include in new supplier contracts a commitment by the supplier to take steps necessary to (a) enable the Company to comply with the Rule, and (b) with respect to smelters in the Company’s supply chain that source from the Covered Countries, source only from smelters that have obtained a “conflict-free” designation from an independent, third-party auditor; and

•	continue to engage with suppliers to improve the accuracy and completeness of the information provided to the Company about the Company’s supply chain.

Cautionary Statement about Forward-Looking Statements

Certain statements included in this report are “forward-looking statements” within the meaning of the United States federal securities laws. All statements other than historical factual information are forward-looking statements. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future actions or results, and actual actions or results may differ materially from the actions and results contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Information regarding the factors that may cause actual results to differ materially from these forward-looking statements may be found in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2022. These forward-looking statements speak only as of the date of this report and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

ANNEX I

Unique Smelters Identified by Fortive Corporation’s Suppliers

Conflict Mineral	Smelter Name	Country Location of Smelter
Gold	8853 S.p.A.	Italy
Gold	ABC Refinery Pty Ltd	Australia
Gold	Abington Reldan Metals, LLC	United States of America
Gold	Advanced Chemical Company	United States of America
Gold	African Gold Refinery*	Uganda
Gold	Agosi AG	Germany
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Albino Mountinho Lda.	Portugal
Gold	Alexy Metals	United States of America
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States of America
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners	South Africa
Gold	Augmont Enterprises Private Limited*	India
Gold	Aurubis AG	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	C.I Metales Procesados Industriales SAS	Colombia
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Métaux S.A.	Switzerland
Gold	CGR Metalloys Pvt. Ltd.	India

Conflict Mineral	Smelter Name	Country Location of Smelter
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Dijllah Gold Refinery FZC*	United Arab Emirates
Gold	Dongwu Gold Group	China
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Republic of Korea
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.*	Zimbabwe
Gold	Fujairah Gold FZC*	United Arab Emirates
Gold	Geib Refining Corporation	United States of America
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Gold by Gold Colombia	Colombia
Gold	Gold Coast Refinery	Ghana
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Henan Yuguang Gold & Lead Co., Ltd.	China
Gold	Heraeus Germany GmbH & Co. KG	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China

Conflict Mineral	Smelter Name	Country Location of Smelter
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	HwaSeong CJ Co., Ltd.	Republic of Korea
Gold	Industrial Refining Company*	Belgium
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	International Precious Metal Refiners*	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	JALAN & Company	India
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Novosibirsk Refinery	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	K.A. Rasmussen	Norway
Gold	Kaloti Precious Metals*	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States of America
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Republic of Korea
Gold	Kundan Care Products Ltd.	India
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L’azurde Company For Jewelry	Saudi Arabia
Gold	L’Orfebre S.A.	Andorra
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China

Conflict Mineral	Smelter Name	Country Location of Smelter
Gold	LS-NIKKO Copper Inc.	Republic of Korea
Gold	LT Metal Ltd.	Japan
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals	Brazil
Gold	Materion	United States of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	MD Overseas	India
Gold	Metal Concentrators SA (Pty) ltd.	South Africa
Gold	Metallix Refining Inc.	United States of America
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States of America
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MKS PAMP SA	Switzerland
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	Republic of Korea
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation

Conflict Mineral	Smelter Name	Country Location of Smelter
Gold	Pease & Curren	United States of America
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox S.A.	Switzerland
Gold	QG Refining, LLC	United States of America
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Remondis PMR B.V.	Netherlands
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States of America
Gold	Safimet S.p.A.	Italy
Gold	SAFINA A.S.	Czech Republic
Gold	Sai Refinery	India
Gold	Samduck Precious Metals	Republic of Korea
Gold	Samwon Metals Corp.	Republic of Korea
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia
Gold	Sellem Industries Ltd.*	United Kingdom
Gold	SEMPSA Joyería Platería S.A.	Spain
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Shenzhen CuiLu Gold Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Shirpur Gold Refinery Ltd.*	India
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China

Conflict Mineral	Smelter Name	Country Location of Smelter
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China
Gold	Sovereign Metals	India
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery*	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Republic of Korea
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province of China
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Republic of Korea
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Valcambi S.A.	Switzerland
Gold	Value Trading*	Belgium
Gold	WEEEREFINING	France
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongkuang Gold Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	5D Production OU	Estonia
Tantalum	AMG Brasil	Brazil
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China

Conflict Mineral	Smelter Name	Country Location of Smelter
Tantalum	D Block Metals, LLC	United States of America
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	JiuJiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET de Mexico	Mexico
Tantalum	Materion Newton Inc.	United States of America
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	QuantumClean	United States of America
Tantalum	Resind Indústria e Comércio Ltda.	Brazil
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Telex Metals	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan

Conflict Mineral	Smelter Name	Country Location of Smelter
Tantalum	XIMEI RESOURCES (GUANGDONG) Limited	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tin	Alpha	United States of America
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Aurubis Beerse	Belgium
Tin	Aurubis Berango	Spain
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	CRM Synergies	Spain
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Dowa	Japan
Tin	DS Myanmar*	Myanmar
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China

Conflict Mineral	Smelter Name	Country Location of Smelter
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metallic Resources, Inc.	United States of America
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	Pongpipat Company Limited	Myanmar
Tin	Precious Minerals and Smelting Limited	India
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Banka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia

Conflict Mineral	Smelter Name	Country Location of Smelter
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan, Province of China
Tin	Super Ligas	Brazil
Tin	Thaisarco	Thailand
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	Tin Technology & Refining	United States of America
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Artek LLC	Russian Federation
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam

Conflict Mineral	Smelter Name	Country Location of Smelter
Tungsten	China Molybdenum Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Cronimet Brasil Ltda.	Brazil
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
Tungsten	Fujian Xinlu Tungsten	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	HANNAE FOR T Co., Ltd.	China
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Jintai New Material Co., Ltd.	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation
Tungsten	Kennametal Fallon	United States of America
Tungsten	Kennametal Huntsville	United States of America

Conflict Mineral	Smelter Name	Country Location of Smelter
Tungsten	KGETS Co., Ltd.	Republic of Korea
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China
Tungsten	LLC Vostok	Russian Federation
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Masan High-Tech Materials	Vietnam
Tungsten	Moliren Ltd	Russian Federation
Tungsten	Niagara Refining LLC	United States of America
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation
Tungsten	OOO ‘Technolom” 2	Russian Federation
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Unecha Refractory Metals Plant	Russian Federation
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China

*	Smelters believed to be sourcing from the Covered Countries that are not RMAP comformant.

ANNEX II

Known and/or Possible Countries of Origin of Materials Processed by Smelters Identified by Fortive Corporation’s Suppliers

Gold	Tantalum	Tin	Tungsten
ARGENTINA	AUSTRALIA	BOLIVIA	AUSTRIA
AUSTRALIA	BRAZIL	BRAZIL	BOLOVIA
BELGIUM	BURUNDI	BURUNDI	BRAZIL
BOLIVIA	CHINA	CHINA	BURUNDI
BRAZIL	DEMOCRATIC REPUBLIC OF CONGO	DEMOCRATIC REPUBLIC OF CONGO	CHINA
BURKINA FASO	ETHIOPIA	INDIA	DEMOCRATIC REPUBLIC OF CONGO
CANADA	FRENCH GUYANA	INDONESIA	MYANMAR
CHILE	MOZAMBIQUE	LAOS	RUSSIAN FEDERATION
CHINA	NIGERIA	MALAYSIA	RWANDA
COLOMBIA	RUSSIAN FEDERATION	MYANMAR	UNITED STATES OF AMERICA
DEMOCRATIC REPUBLIC OF CONGO	ZIMBABWE	NAMIBIA	VIETNAM
EGYPT		NIGERIA
FRENCH GUYANA		PERU
GERMANY		RUSSIAN FEDERATION
GHANA		RWANDA
GUINEA		TANZANIA
GUYANA		VIETNAM
HONDURAS
INDIA
INDONESIA
JAPAN
KAZAKHSTAN
KYRGYZSTAN
MALI
MEXICO
NEW ZEALAND
PAPUA NEW GUINEA
PERU

PERU
PHILIPPINES
POLAND
RUSSIAN FEDERATION
SOUTH AFRICA
SOUTH KOREA
SPAIN
SUDAN
SURINAME
TAJIKISTAN
TANZANIA
TURKEY
UGANDA
UNITED STATES OF AMERICA
UZBEKISTAN
ZIMBABWE